EXHIBIT A

                            INDEX SERIES OF THE FUND

NAME OF FUND                                                     EFFECTIVE DATE
------------                                                     --------------

First Trust Dow Jones Select MicroCap Index(SM) Fund            October 12, 2010

First Trust Morningstar(R) Dividend Leaders(SM) Index Fund      October 12, 2010

First Trust NASDAQ-100 Equal Weighted Index(SM) Fund            October 12, 2010

First Trust NASDAQ-100-Technology Sector Index(SM) Fund         October 12, 2010

First Trust US IPO Index Fund                                   October 12, 2010

First Trust NYSE Arca Biotechnology Index Fund                  October 12, 2010

First Trust Strategic Value Index Fund                          October 12, 2010

First Trust Dow Jones Internet Index(SM) Fund                   October 12, 2010

First Trust NASDAQ-100 Ex-Technology Sector Index(SM) Fund      October 12, 2010

First Trust NASDAQ(R) Clean Edge(R) Green Energy Index Fund     October 12, 2010

First Trust Value Line(R) Equity Allocation Index Fund          October 12, 2010

First Trust Value Line(R) Dividend Fund                         October 12, 2010

First Trust S&P REIT Index Fund                                 October 12, 2010

First Trust ISE-Revere Natural Gas Index Fund                   October 12, 2010

First Trust ISE Water Index Fund                                October 12, 2010

First Trust ISE Chindia Index Fund                              October 12, 2010

First Trust Value Line(R) 100 Exchange-Traded Fund              October 12, 2010

First Trust NASDAQ(R) ABA Community Bank Index Fund             October 12, 2010

First Trust CBOE S&P 500 VIX Tail Hedge Fund                     August 17, 2012